EXHIBIT 10.2

NON-COMPETITION, NON-SOLICITATION AND
CONFIDENTIALITY AGREEMENT

THIS NON-COMPETITION, NON-SOLICITATION AND CONFIDENTIALITY AGREEMENT (this “Agreement”) is made as of May 31, 2012, by and between Triple-S Management Corporation (the “Company”), and Amilcar L. Jordán (the “Employee”). The Company and the Employee are jointly referred as the “Parties”.

RECITALS

WHEREAS, the Company has extended an offer of employment to Employee for the position of Chief Financial Officer and Employee has accepted it;

WHEREAS, as a result of the employment with the Company, Employee will have access to, and will be entrusted with, trade secrets and other confidential information of the business of the Company and its Subsidiaries (as defined below) that the Company deems highly sensitive and valuable;

WHEREAS, the Employee acknowledges that the Company and its Subsidiaries are engaged in the Business (as defined below) throughout the Territory (as defined below) in a highly competitive industry; and

WHEREAS, the Parties intend for this Agreement to be in compliance with any and all applicable Laws and further intend it to be fully enforceable.

NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties hereby agree as follows:

1. Non-Competition.

(a) The Employee hereby agrees and covenants that during the Term (as defined below), the Employee will not, without the prior written consent of the Company (such consent to be given in the Company’s sole and absolute discretion), directly or indirectly, own, manage, finance, invest in, control, engage in, operate or conduct, lend credit to, render services to or advise for commercial purposes, devote material endeavor or effort to, or assist any person or entity to conduct, the Business, or have any interest in, as a principal, owner, agent, employee, shareholder, officer, director, joint venturer, partner, member, security holder, creditor, consultant or in any other capacity, an individual or entity (other than the Company or its Affiliates, as such term is defined below) conducting the Business.

(b) For and in consideration of each of the terms set forth herein, the Employee will be entitled to receive continued monthly payment of his base salary at the time of the execution of this Agreement (that is, $33,333.33 per month) for a period of six (6) months immediately following the termination of his employment with the Company in the event such termination is without cause. In the event the employment of the Employee ends (a) because it is voluntarily terminated by the Employee for any reason whatsoever, or (b) the Company terminates his employment for just cause, including but not limited to, violation of the Company’s policies and/or procedures, fraud or dishonesty, conviction of a crime involving a felony or any crime involving fraud, false testimony or moral turpitude, use or possession of a controlled substance other than as prescribed by a duly licensed physician, failure to comply with lawful directives or orders, or gross negligence in the performance of his duties, the Company will pay the Employee his base salary at the time of the execution of this Agreement for a period of three (3) months immediately following the date of termination of his employment.

(c) If the Employee violates the non-competition covenant contained in this Agreement, the Term shall be extended for six (6) months from and after the later of: (a) the date on which the Employee permanently ceases such violation, or (b) the date on which any court of competent jurisdiction issues a final order or judgment enforcing the covenant; provided, that if the Term is so extended, no additional compensation shall be payable by the Company in excess of the aggregate amount representing six (6) months of his base salary (that is, $200,000).

2. Non-Solicitation. The Employee hereby agrees and covenants that, during the Term, the Employee will not, without the prior written consent of the Company (such consent to be given in the Company’s sole and absolute discretion) directly or indirectly:

(a) (i) solicit, knowingly encourage or induce, or attempt to solicit, knowingly encourage or induce, any member of a health plan sponsored by the Company or its Subsidiaries as of the Effective Time, to cease doing business with the Company or any of its Subsidiaries with respect to the Business within the Territory; or (ii) otherwise knowingly interfere with, impair or damage the Company’s or its Subsidiaries’ relationship with any member or prospective member of any such plans;

(b) solicit, knowingly encourage or induce, or attempt to solicit, knowingly encourage or induce, any Providers, suppliers, licensees or business relations, or prospective Providers, suppliers, licensees or business relations with whom the Company or its Subsidiaries was engaged in a contractual relationship, or substantive discussions or proposal negotiations, in each case as of the Effective Time, with respect to the Business of the Company and its Subsidiaries to cease doing business with the Company or its Subsidiaries with respect to the Business within the Territory; or (ii) otherwise knowingly interfere with, impair or damage the Company’s or its Subsidiaries’ relationship with any Provider, supplier, licensee or business relation of the Business; or

(c) solicit, encourage or induce, or attempt to solicit or induce, or assist any other Person in so soliciting, encouraging or inducing, any employee, consultant or independent contractor that was engaged by the Company or its Subsidiaries as of the Effective Time to terminate or breach an employment, contractual or other relationship with the Company or its Subsidiaries.

3. Non-Disparagement. The Employee hereby agrees and covenants that, during the Term, the Employee will make no public statements, verbal or written, that directly or indirectly disparage the Company or any of its Affiliates. The Company hereby agrees and covenants that, during the Term, the Company shall not, and shall not permit any of its Affiliates to, make any public statements, verbal or written, that directly or indirectly disparage the Employee. This Section 3 shall not prohibit the Employee, on the one hand, or the Company or any of its Affiliates, on the other hand, from exercising or enforcing their rights under any agreement between the Employee, on the one hand, and the Company or any of its Affiliates, on the other hand or (subject, in the case of the Employee, to Section 4 below) from responding to any inquiry, request for information, investigation, audit or proceeding involving a Governmental Authority or as otherwise required by Law.

4. Confidentiality.

(a) The Employee (i) will not use Confidential Information (as defined below) for any purpose detrimental to the Company or any of its Affiliates, (ii) will not, except as directed by the Company, use for the Employee, directly or indirectly, any such Confidential Information, and (iii) except as required by Law or as directed by the Company, will not disclose Confidential Information, directly or indirectly, to any other Person. The obligations set forth in this Section 4(a) will survive the expiration of the Term and any termination of this Agreement. The Employee acknowledges that this covenant is necessary to protect the trade secrets of the Company and/or its Affiliates. If the Employee is required by order of a Governmental Authority to disclose any Confidential Information, the Employee shall immediately notify the Company so that the Company may attempt to obtain an appropriate protective order, and, in all events, the Employee shall only disclose the minimum portion of the Confidential Information required by such order to be disclosed. This Section 4 will not prohibit the Employee from using any such Confidential Information solely for purposes of, and to the extent required in connection with, exercising or enforcing its rights under any agreement between the Employee, on the one hand, and the Company or any of its Affiliates, on the other hand.

(b) All physical property and all notes, memoranda, files, records, writings, documents and other materials of any and every nature, written or electronic, that the Employee has or will possess, control, prepare, develop or receive in its capacity as an employee or stockholder of the Company or any of its Subsidiaries and that are reasonably related to or useful in the Business are and, unless agreed in writing by the Company, will remain the sole and exclusive property of the Company or its respective Subsidiaries.

(c) Notwithstanding the foregoing, Confidential Information will not include (i) information that is already in or subsequently enters the public domain, other than as a result of any direct or indirect action or inaction by the Employee in violation of this Agreement, (ii) information that is approved for public release by the Company or any of its Affiliates, or (iii) the product of the general knowledge, education, training or experience of the Employee, which resides in the unaided memory of the Employee (other than information that is particular to the Company), or (iv) information that is subsequently rightfully disclosed to the Employee by a third party without any violation of duties of confidentiality and restricted use.

5. Future Employment. The Employee acknowledges and agrees that, during the Term, if the Employee accepts employment with an employer that is a commercial enterprise not controlled by the Company or its respective Affiliates, the Employee will, within ten (10) days after accepting any employment, notify the Company of the identity of any employer of the Employee. The Company may serve notice upon each such employer that the Employee is bound by this Agreement and furnish each such employer with a copy of this Agreement or relevant portions thereof.

6. Reasonableness of Restrictions. The Employee acknowledges that (a) the Employee will significantly benefit from his employment with the Company, (b) the covenants set forth in Section 1 to Section 5 are necessary to enable the Company and its Affiliates to retain the goodwill of the Business that has been developed by Company’s and its Affiliates’ efforts and (c) the covenants set forth in Section 2 are necessary to enable the Company and its Affiliates to maintain a stable customer, supplier and employee base in order to conduct the Business, and that it could disrupt, damage, impair and interfere with the Business if the Employee was to engage in such solicitation.

7. Specific Performance; Limitation of Remedies

(a) Specific Performance. The Parties acknowledge that the failure of any party to perform its covenants under Sections 1, 2, 3, 4, and 5, of this Agreement in accordance with their specific terms may cause irreparable injury to the Employee, the Company and their respective Subsidiaries, as the case may be, for which damages, even if available, will not be an adequate remedy. Accordingly, the Parties consent to the issuance of temporary, preliminary and permanent injunctive relief to compel performance by the Employee or the Company of the obligations hereunder or to prevent breaches or threatened breaches by the Employee or the Company of this Agreement, and to the grant by a court of competent jurisdiction of the remedy of specific performance of the obligations hereunder, without, in any such case, the requirement to post any bond or other undertaking, in addition to any other rights or remedies available hereunder or at Law or in equity. The Parties further waive any requirement under any Law to post security as a prerequisite to obtaining equitable relief. Notwithstanding the foregoing, no party to this Agreement shall under any circumstances be held liable, whether in contract, in tort, under any warranty or any other theory of liability, for any punitive damages.

(b) Limitation of Remedies. Notwithstanding the provisions set forth in Section 7(a), above, or any other provision contained in this Agreement, the Parties acknowledge that no remedy conferred by any of the specific provisions of this Agreement, including, without limitation, this Section 7, is intended to be exclusive of any other remedy, and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at Law or in equity or by statute or otherwise.

(c) Notice. The Company shall not commence any action seeking injunctive relief or other remedy for violation of Section 1 unless and until the Company first provides the Employee with at least 10 days prior written notice specifying the alleged violation.

8. Miscellaneous.

(a) Definitions. The following terms referred to in this Agreement shall have the following meanings:

(i) “Affiliates” means, with respect to the Company, any other Person directly or indirectly controlling, controlled by or under common control with the Company. The term “control” (including with correlative meanings, the terms “controlled by” and “under common control with”), as applied to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting or other securities, by contract or otherwise.

(ii) “Business” means the business conducted by the Company and its Affiliates as of the Effective Time and during the Term of this Agreement, including, but not limited to, the health, disability, life and property insurance business and operations of health plans and ancillary operations, including medical management practices, shared risk arrangements, specialized health clinics and provider contracting models.

(iii) “Confidential Information” means any information of a confidential or proprietary nature, including but not limited to trade secrets, or that derives value from its not generally being available that is owned or held by the Company or its Subsidiaries at the Effective Time in whatever form.

(iv) “Effective Time” means the date the Employee commences employment with the Company.

(v) “Governmental Authority” means any entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to United States federal, Commonwealth, state or local government or any foreign, international, multinational or other government, including any department, commission, board, agency, bureau, official or other regulatory, administrative or judicial authority thereof, including any court having jurisdiction.

(vi) “Law” means any statute, law, any common law as of the date of this Agreement, Order, ordinance, code, rule or regulation of any Governmental Authority.

(vii) “Person” means an individual, a corporation, a partnership, a limited liability company, a trust, an unincorporated association, a Governmental Authority or any agency, instrumentality or political subdivision of a Governmental Authority, or any other entity or body.

(viii) “Provider” means all physicians, physician or medical groups, independent practice associations, preferred provider organizations, exclusive provider organizations, specialist physicians, dentists, optometrists, audiologists, pharmacies and pharmacists, radiologists or radiology centers, laboratories, mental health professionals, chiropractors, physical therapists, any hospitals, skilled nursing facilities, extended care facilities, other health care or services facilities, durable medical equipment suppliers, opticians, home health agencies, alcoholism or drug abuse centers and any other specialty, ancillary or allied medical, health or wellness professional or facility that provides services to subscribers under a health insurance coverage agreement with any of the Company or its Subsidiaries.

(ix) “Subsidiary(ies)” means, any corporation, partnership, limited liability company, joint venture or other legal entity of any kind of which (i) if a corporation, a majority of the total voting power of shares of stock entitled (without regard to the occurrence of any contingency) to vote in the election of directors thereof is at the time owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person or a combination thereof, or (ii) if a limited liability company, partnership, association or other business entity, a majority of the partnership or other similar ownership interest thereof is at the time owned or controlled, directly or indirectly, by any Person or one or more Subsidiaries of that Person or a combination thereof.

(x) “Term” means the period commencing as of the Effective Time and continuing until six (6) months after the date in which the employment of the Employee with the Company ends, subject to extension as set forth in Section 1(c) of this Agreement.

(xi) “Territory” means the Commonwealth of Puerto Rico.

(b) Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be deemed given (i) on the date of delivery, if delivered in person or by facsimile or e-mail (upon confirmation of receipt) prior to 5:00 p.m. in the time zone of the receiving party or on the next business day, if delivered after 5:00 p.m. in the time zone of the receiving party, (ii) on the first business day following the date of dispatch, if delivered by a recognized overnight courier service (upon proof of delivery), or (iii) on the third business day following the date of mailing, if delivered by registered or certified mail, postage prepaid, return receipt requested, addressed as follows:

If to the Company, to:

Attention:

President and Chief Executive Officer
Roosevelt Avenue No. 1441
6th Floor
San Juan, Puerto Rico 00920
Fax no.: (787) 749-4191

If to the Employee, to:

Amilcar L. Jordán
PO Box 5306
Caguas, Puerto Rico 00726

or to such other address as any party may have furnished to the other parties in writing in accordance with this Section 8(b).

(c) Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all prior agreements and understandings among the parties with respect thereto.

(d) Waiver. Either party hereto may waive compliance with any of the agreements of the other party or conditions in favor of such party contained in this Agreement (provided, that a waiver must be in writing and signed by the party against whom the waiver is to be effective). Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

(e) Amendment. No addition to or modification of any provision of this Agreement shall be binding upon any party hereto unless made in writing and signed by both parties hereto.

(f)  No Third Party Beneficiary. This Agreement is not intended to, and does not, confer upon any Person other than the parties hereto any rights or remedies hereunder.

(g) Assignment; Binding Effect. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any party hereto (whether by operation of Law or otherwise) without the prior written consent of the other party; provided, that the Company may assign any of its respective rights, interest or obligations to any direct or indirect Subsidiary of the Company. Subject to the preceding sentence, this Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective heirs, successors and permitted assigns.

(h) Headings; Interpretation. Headings of the Sections of this Agreement are for the convenience of the Parties only, and shall be given no substantive or interpretive effect whatsoever. If a term is defined as one part of speech (such as a noun), it shall have a corresponding meaning when used as another part of speech (such as a verb). Whenever the context so requires, the singular shall include the plural, the plural shall include the singular, and the use of a gender shall include all genders. The terms “hereof,” “herein” and “hereunder” and terms of like import used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. Whenever the terms “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation,” whether or not they are in fact followed by those words or words of like import. The terms “writing” and “written” and terms of like import used in this Agreement shall refer to printing, typing and other means of reproducing words (including electronic media) in a visible form.

(i) Severability. Any term or provision of this Agreement which is invalid or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid or unenforceable the remaining terms and provisions of this Agreement or affecting the validity or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction. If any term or provision of this Agreement is deemed to be so broad as to be invalid or unenforceable in a particular jurisdiction, the parties agree, with respect to such jurisdiction, to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the original intention of the invalid or unenforceable term or provision.

(j) Governing Law.

(i) This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Puerto Rico, without regard to its rules of conflict of laws. Each of the Parties (1) consents to submit itself to the personal jurisdiction of any court of the United States located in the Commonwealth of Puerto Rico or in any state court located in the Commonwealth of Puerto Rico in the event any dispute arises out of this Agreement or the transactions contemplated by this Agreement, (2) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court and (3) agrees that it will not bring any action relating to this Agreement or the transactions contemplated by this Agreement in any court other than a court of the United States located in the Commonwealth of Puerto Rico or in any state court located in the Commonwealth of Puerto Rico.

(ii) Each party acknowledges and agrees that any controversy which may arise under this Agreement is likely to involve complicated and difficult issues, and therefore each such party hereby irrevocably and unconditionally waives any right such party may have to a trial by jury in respect of any litigation directly or indirectly arising out of or relating to this Agreement. Each party certifies and acknowledges that (a) no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver, (b) each such party understands and has considered the implications of this waiver, (c) each such party makes this waiver voluntarily, and (d) each such party has been induced to enter into this Agreement by, among other things, the mutual waivers and certifications in this section.

(k) Attorneys Fees. In the event action is brought by any party under this Agreement to enforce or construe any of its terms, the prevailing party shall be entitled to recover, in addition to all other amounts and relief, its reasonable costs and attorneys fees incurred at and in preparation for trial, appeal and review, such sum to be set by the court before which the matter is heard.

(l) Counterparts. This Agreement may be executed by the Parties in separate counterparts, each of which when so executed and delivered shall be an original, but all such counterparts shall together constitute one and the same instrument. Each counterpart may consist of a number of copies hereof each signed by less than all, but together signed by all of the parties hereto.

(m) Construction. This Agreement shall be deemed to be the joint work product of the Parties, and any rule of construction that a document shall be interpreted or construed against a drafter of such document shall not be applicable.

(n) Independent Review and Advice. The Employee represents and warrants that the Employee (i) has carefully read this Agreement, (ii) executes this Agreement with full knowledge of the contents of this Agreement, the legal consequences thereof and any and all rights that each party may have with respect to one another, (iii) has had the opportunity to receive independent legal advice with respect to the matters set forth in this Agreement and with respect to the rights and asserted rights arising out of such matters, and (iv) is entering into this Agreement of its own free will.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the day and year first above written.

Triple-S Management Corporation

By: /s/ Ramón M. Ruiz Comas
Name:
Title:

By: /s/ Amilcar L. Jordán
Amilcar L. Jordán

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